United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: October 24, 2018
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement
On October 24, 2018, Realty Income Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, Regions Bank and JJPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Royal Bank of Canada, Regions Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, and Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA and U.S. Bank National Association, as Documentation Agents. The term of the Credit Agreement will begin on October 24, 2018 and replace the Company’s existing $2.0 billion revolving credit facility. The Credit Agreement provides for a $3.0 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”) maturing March 24, 2023, unless extended as set forth in the Credit Agreement. Borrowings under the Revolving Credit Facility bear interest at the LIBOR rate or the Base Rate, each as defined in the Credit Agreement, plus an Applicable Margin, as defined in the Credit Agreement, based on the Company’s credit ratings. The initial Applicable Margin for the Revolving Credit Facility equals 0.775% per annum for LIBOR loans based on the Company’s current investment grade credit ratings. An applicable commitment fee is payable on the amount of the Revolving Commitments, as defined in the Credit Agreement, based on the Company’s credit ratings. The initial applicable commitment fee for the Revolving Credit Facility equals 0.125% per annum based on the Company’s current investment grade credit ratings. The Credit Agreement also permits the Company to request that the Revolving Lenders, as defined in the Credit Agreement, make Revolving Loans, as defined in the Credit Agreement, in the form of Bid Rate Loans as further described in the Credit Agreement, in lieu of making LIBOR rate and Base Rate Revolving Loans.
The Credit Agreement also amends certain terms of the Company’s existing $250 million senior unsecured term loan maturing June 30, 2020 (the “Existing Term Loans”).
In addition to the Existing Term Loan, the Credit Agreement also provides for a new $250 million senior unsecured term loan maturing March 24, 2024 (the “New Term Loan”). Borrowings under the New Term Loan bear interest at the LIBOR rate or the Base Rate, each as defined in the Credit Agreement, plus an Applicable Margin, as defined in the Credit Agreement, based on the Company’s current investment grade credit ratings. The initial Applicable Margin for the New Term Loans equals 0.85% per annum for LIBOR loans based on the Company’s credit ratings.
As described in the copy of the Credit Agreement filed as Exhibit 10.1 hereto, the Credit Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.
The foregoing description of the Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
10.1 Credit Agreement among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, Regions Bank and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Royal Bank of Canada, Regions Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, and Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA and U.S. Bank National Association, as Documentation Agents.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Credit Agreement among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, Regions Bank and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Royal Bank of Canada, Regions Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, and Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA and U.S. Bank National Association, as Documentation Agents.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2018	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary